UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

NEXTNAV INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40985	87-0854654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive, Ste. 200
Reston, Virginia 20190		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 775-0982

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 1.01              Entry into a Material Definitive Agreement.

              As previously disclosed, on March 12, 2025, NextNav Inc. (the “Company”) entered into a Note Purchase Agreement, among the Company and certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to (i) sell to the Purchasers, in a private placement (the “Private Placement”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, $190 million in aggregate principal amount of its 5.00% Senior Secured Convertible Notes due 2028 (the “2028 Notes”) and (ii) issue to certain of the purchasers, common stock purchase warrants (the “Warrants”) to purchase an aggregate of 7,800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Warrant Shares”), with exercise prices ranging from $12.56 to $20.00 per share.

On March 27, 2025, in connection with the Private Placement, the Company entered into (i) an indenture (the “Indenture”), among the Company, certain subsidiaries of the Company named therein as notes guarantors (the “Guarantors”) and GLAS Trust Company, LLC, as trustee and notes collateral agent (“GLAS Trust”), (ii) a security agreement (the “Security Agreement”), among the Company, the Guarantors and GLAS Trust and (iii) a registration rights agreement (the “Registration Rights Agreement”), among the Company and the Purchasers. On March 27, 2025, the Company also issued the Warrants to certain of the purchasers.

A summary of the terms of the Private Placement and copies of the documents related to the Private Placement, including forms of the (i) Indenture, (ii) Security Agreement, (iii) Registration Rights Agreement and (iv) Warrants, were included in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on March 13, 2025, which is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

              The information provided in Items 1.01 and 8.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference in this Item 2.03.

Item 3.02              Unregistered Sales of Equity Securities.

              The information provided in Items 1.01 and 8.01 of this Current Report is incorporated by reference in this Item 3.02. The 2028 Notes and the Warrants were issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The 2028 Notes, the Warrants and the Warrant Shares underlying the Warrants were not registered under the Securities Act or any state securities laws and may not be offered or sold absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 7.01              Regulation FD Disclosure.

On March 27, 2025, the Company issued a press release announcing the closing of the Private Placement and certain terms thereof. A full text of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information provided in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided in this Item 7.01, including the Exhibit 99.1 attached hereto, is not incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01              Other Events.

On March 27, 2025, the Company closed the previously announced Private Placement. The net proceeds from the Private Placement were approximately $188.6 million after deducting certain fees and expenses (the “Net Proceeds”). On March 28, 2025, the Company used approximately $73.0 million of the Net Proceeds to complete the redemption of its 10% Senior Secured Notes due 2026.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release of NextNav Inc. dated March 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTNAV INC.

Date:	March 28, 2025	By:	/s/ Christian D. Gates
Name: Christian D. Gates Title: Chief Financial Officer